UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

Eagle Bancorp Montana, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-34682	27-1449820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)
1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K, filed October 28, 2013 (the “Original Filing”), in which Eagle Bancorp Montana, Inc. (the “Company”) reported voting results for its Annual Meeting of Stockholders held on October 24, 2013 (the “2013 Annual Meeting”), including the voting results for the Company's non-binding stockholder advisory vote regarding the frequency of future Say-on-Pay Votes (the “Frequency Vote”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07   Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, more than a majority of shares voting at the 2013 Annual Meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay Votes even though the Company's Board of Directors (the “Board”) recommended a frequency of every three years.

On November 21, 2013, the Board determined that the Company will hold future Say-on-Pay Votes on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: December 18, 2013	By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer